Exhibit 99.1

HOST AMERICA SHAREHOLDERS VOTE IN FAVOR OF SALE OF FOOD BUSINESSES AND CORPORATE NAME CHANGE

HAMDEN, CT – October 22, 2007 – Host America Corporation (OTC BB:CAFE) shareholders, at a special shareholder meeting on October 19, 2007, voted in favor of the following items:

1.	Approved the sale of substantially all of the assets related to our Corporate Dining food services business to Host America Corporate Dining, Inc.
2.	Approved the sale of substantially all of the assets to our Lindley Food Service business to Lindley Acquisition Corp.
3.	Approved an amendment to our Articles of Incorporation to change our name from Host America Corporation to EnerLume Energy Management Corp.

The sale of Corporate Dining is scheduled for October 25, 2007 with an effective date of October 26, 2007 and the sale of Lindley is scheduled for October 26, 2007 with an effective date of October 26, 2007.  The name Host America is included in the sale of Corporate Dining and as a result starting October 27th the Company will adopt its new name EnerLume Energy Management Corp.  To compliment the name change and its single focus the company will be changing its ticker symbol and will release the new ticker symbol once it’s approved by the regulators.

“Ninety-nine per cent of shareholders who voted were in favor of the sale of the food businesses and a corporate name change.   The shareholders have spoken that they are behind our push into a very exciting future,” said David J. Murphy, President and Chief Executive Officer of Host America.  “The Company can now concentrate on one business, in one industry, and lead the market to new levels of efficient utilization of our utilities."

About Host America Corporation
Host America Corporation, through its subsidiaries, provides energy management conservation products and services and food service management in the United States. Its main focus is energy conservation, which includes a proprietary digital microprocessor (www.enerlume.com) for reducing energy consumption on lighting systems, and the installation and design of electrical systems, energy management systems, telecommunication networks, control panels, lighting systems, and alarm systems.   Host America was founded in 1986, and is based in Hamden, Connecticut.

Contacts:

Host America Corporation: David J. Murphy CEO, President Host America Corporation 203.248.4100	The Investor Relations Group Investor Relations: Erika Moran / Tom Caden Media Contact: Lynn Granito / Steven Melfi Phone: 212.825.3210

Forward Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities

Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with Host’s entry into new commercial food and/or energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in Host’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in Host America’s 2007 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing Host America’s overall prospective business plan; and general economic and market conditions. Host America undertakes no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.